                                                                   EXHIBIT 2.1

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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                              ReGen Biologics, Inc.
                            (a Delaware corporation),


                                Aros Corporation
                            (a Delaware corporation)

                                       and

                             Aros Acquisition Corp.
                            (a Delaware corporation)

                       ----------------------------------
                           Dated as of June 7th, 2002
                       ----------------------------------

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




                                TABLE OF CONTENTS


ARTICLE I THE MERGER.........................................................................2
      Section 1.01. The Merger...............................................................2
      Section 1.02. Conversion...............................................................2
      Section 1.03. Exchange of Certificates.................................................3
      Section 1.04. Dissenting Shares........................................................5
      Section 1.05. Stock Transfer Books.....................................................6
      Section 1.06. Stock Option Plans.......................................................6
      Section 1.07. Certificate of Incorporation and Bylaws..................................6
      Section 1.08. Directors.  .............................................................6
      Section 1.09. Tax Consequences.........................................................6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF REGEN...........................................7

      Section 2.01. Corporate Existence and Power............................................7
      Section 2.02. Corporate Authorization..................................................7
      Section 2.03. Governmental Authorization...............................................7
      Section 2.04. Non-contravention........................................................8
      Section 2.05. Capitalization...........................................................8
      Section 2.06. Subsidiaries.............................................................9
      Section 2.07. FDA and other Regulations................................................9
      Section 2.08. Financial Statements.....................................................9
      Section 2.09. Absence of Certain Changes or Events....................................10
      Section 2.10. Real Property...........................................................10
      Section 2.11. Personal Property.......................................................10
      Section 2.12. Labor Matters...........................................................11
      Section 2.13. Environmental Matters...................................................11
      Section 2.14. Non-ERISA Plans.........................................................12
      Section 2.15. ERISA Plans.............................................................12
      Section 2.16. Compliance with Law.....................................................13
      Section 2.17. Litigation..............................................................13
      Section 2.18. Material Contracts......................................................13
      Section 2.19. Conduct of Business.....................................................14
      Section 2.20. Tax Matters.............................................................15
      Section 2.21. Absence of Undisclosed Liabilities......................................16
      Section 2.22. Insurance...............................................................16
      Section 2.23. Transactions with Related Parties.......................................16
      Section 2.24. Permits.................................................................16
      Section 2.25. Bank Accounts...........................................................17
      Section 2.26. Intellectual Property Matters...........................................17
      Section 2.27. Brokers.................................................................20

ARTICLE III REPRESENTATIONS AND WARRANTIES OF AROS AND ACQUISITION SUB......................20

      Section 3.01. Real Property...........................................................20
      Section 3.02. Personal Property.......................................................20
      Section 3.03. Labor Matters...........................................................20
      Section 3.04. Environmental Matters...................................................20
      Section 3.05. Non-ERISA Plans.........................................................21
      Section 3.06. ERISA Plans.............................................................21
      Section 3.07. Conduct of Business.....................................................22
      Section 3.08. Corporate Existence and Power...........................................23
      Section 3.09. Corporate Authorization.................................................24
      Section 3.10. Governmental Authorization..............................................24
      Section 3.11. Non-contravention.......................................................24
      Section 3.12. Capitalization..........................................................25
      Section 3.13. Reports.................................................................26
      Section 3.14. Absence of Certain Changes; Conduct of Business.........................26
      Section 3.15. No Undisclosed Liabilities..............................................26
      Section 3.16. Litigation..............................................................27
      Section 3.17. Permits; Compliance with Law............................................27
      Section 3.18. Intellectual Property...................................................27
      Section 3.19. Ownership of Acquisition Sub; No Prior Activities.......................27
      Section 3.20. Brokers.................................................................28

ARTICLE IV COVENANTS OF AROS AND REGEN......................................................28

      Section 4.01. Reasonable Efforts......................................................28
      Section 4.02. ReGen Shareholder Meeting...............................................28
      Section 4.03. Consents................................................................29
      Section 4.04. Public Announcements....................................................29
      Section 4.05. Notification of Certain Matters.........................................29
      Section 4.06. Access to Information...................................................29
      Section 4.07. Conduct of Business.....................................................29
      Section 4.08. Tax-free Reorganization.................................................31
      Section 4.09. No Solicitation.........................................................32
      Section 4.10. Aros Shareholder Meeting................................................32
      Section 4.11. Aros Registration Statements............................................33
      Section 4.12. Restrictions on Transfer; Legends.......................................33
      Section 4.13. Exemption from Federal Registration; Blue Sky Compliance................33
      Section 4.14. Information Statement; Company Stockholder Approval.....................34
      Section 4.15. Option Assumption and Conversion........................................35
      Section 4.16  Aros Stock Options Available for Issuance...............................34

ARTICLE V CONDITIONS TO THE MERGER..........................................................36

      Section 5.01. Conditions to the Obligations of Each Party.............................36
      Section 5.02. Conditions Precedent to the Obligations of Aros and
                        Acquisition Sub.....................................................36



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
      Section 5.03. Conditions Precedent to the Obligations of ReGen........................38

ARTICLE VI TERMINATION......................................................................40

      Section 6.01. Termination.............................................................40
      Section 6.02. Effect of Termination...................................................41
      Section 6.03. Fees and Expenses.......................................................41

ARTICLE VII MISCELLANEOUS...................................................................41

      Section 7.01. Notices.................................................................41
      Section 7.02. Survival of Representations, Warranties and Agreements..................42
      Section 7.03. Amendment...............................................................43
      Section 7.04. Extension; Waiver.......................................................43
      Section 7.05. Successors and Assigns..................................................43
      Section 7.06. Governing Law...........................................................43
      Section 7.07. Jurisdiction............................................................43
      Section 7.08. Counterparts; Effectiveness.............................................43
      Section 7.09. Entire Agreement........................................................43
      Section 7.10. Headings................................................................44
      Section 7.11. Severability............................................................44

                          AGREEMENT AND PLAN OF MERGER


        This Agreement and Plan of Merger is made as of the 7th day of June, 2002 by and among (i) ReGen Biologics, Inc., a Delaware corporation ("ReGen"),
(ii) Aros Corporation, a Delaware corporation ("Aros"), and (iii) Aros Acquisition Corp., a Delaware corporation which is a wholly-owned subsidiary of Aros ("Acquisition Sub").

        WHEREAS, the Boards of Directors of ReGen and Aros have determined that it is fair and advisable to, and in the best interests of, ReGen and Aros and their respective shareholders that ReGen fold its business and operations into Aros in a transaction pursuant to which Aros will acquire ReGen by the merger of Acquisition Sub with and into ReGen upon the terms, and subject to the conditions, set forth herein; and

        WHEREAS, the issued and outstanding share capital of Aros currently consists of 8,966,966 shares of common stock, $0.01 par value (the "Aros Common Stock"); and

        WHEREAS, the issued and outstanding capital stock of ReGen consists of 2,529,973 shares of common stock, par value $0.0001 per share (the "ReGen Common Stock"), 725,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the "ReGen Series A Stock"), 1,226,338 shares of Series B Convertible Preferred Stock, par value $0.0001 per share (the "ReGen Series B Stock"), 550,552 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the "ReGen Series C Stock"), 1,191,321 shares of Series D Convertible Preferred Stock, par value $0.0001 per share (the "ReGen Series D Stock"), 335,314 shares of Series E Convertible Preferred Stock, par value $0.0001 per share (the "ReGen Series E Stock") and 453,310 shares of Series F Convertible Preferred Stock, par value $0.0001 per share (the "ReGen Series F Stock" and, together with the ReGen Series A Stock, the ReGen Series B Stock, the ReGen Series C Stock, the ReGen Series D Stock and the ReGen Series E Stock, the "ReGen Existing Preferred Stock"); and

        WHEREAS, it is anticipated that immediately prior to the consummation of the transactions contemplated hereby, in addition to the outstanding ReGen Common Stock and ReGen Existing Preferred Stock described above, ReGen will also have outstanding from 5,568,220 up to 5,974,032 shares of Series G Convertible Preferred Stock, par value $0.0001 per share (the "ReGen Series G Stock" and, together with the ReGen Existing Preferred Stock, the "ReGen Preferred Stock").

        NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows.

                                    ARTICLE I
                                   THE MERGER

        SECTION 1.01. THE MERGER.

                (a) Upon the terms and subject to the conditions contained in this Agreement, at the Effective Time (as defined in Section 1.01(c)), Acquisition Sub shall be merged (the "Merger") with and into ReGen in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), whereupon the separate existence of Acquisition Sub will cease, and ReGen shall be the surviving corporation (the "Surviving Corporation").

                (b) Subject to the satisfaction or waiver of all of the conditions set forth in Article V herein, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (New York City time) on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second Business Day after satisfaction of the conditions set forth in Article V, at the offices of Dreier & Baritz LLP, 499 Park Avenue, New York, New York 10022, unless the parties agree in writing to another time, date or place.

                (c) Upon the Closing, ReGen and Acquisition Sub will file a certificate of merger with the Secretary of State of the State of the Delaware on the Closing Date and make all other filings or recordings required by Delaware law, including the DGCL, in connection with the Merger. The Merger will become effective at such time as the certificate of merger is filed with the Secretary of State of the State of Delaware (the "Effective Time").

                (d) From and after the Effective Time, the Surviving Corporation will possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, and restrictions of ReGen and Acquisition Sub, all as provided under the DGCL.

        SECTION 1.02. CONVERSION. At the Effective Time, by virtue of the Merger and without any action on the part of Aros, Acquisition Sub, ReGen or the holder of any of the following securities:

                (a) Each share of ReGen Common Stock issued and outstanding immediately prior to the Effective Time other than Dissenting Shares (as defined in Section 1.04, which shares will not constitute "ReGen Common Stock" hereunder) shall be converted into the right to receive 2.7495 shares of fully paid, nonassessable shares of Aros Common Stock.

                (b) Each share of ReGen Existing Preferred Stock issued and outstanding immediately prior to the Effective Time other than Dissenting Shares (which shares will not constitute "ReGen Existing Preferred Stock" hereunder) shall be converted into (i) the right to receive 0.0663 shares of fully paid, nonassessable shares of Aros Common Stock, plus (ii)



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2.6832 shares of Aros Series B Convertible Preferred Stock, par value $0.01 per share, bearing the terms set forth on Exhibit A hereto (the "Aros Series B Stock").

                (c) Each share of ReGen Series G Stock issued and outstanding immediately prior to the Effective Time other than Dissenting Shares (which shares will not constitute "ReGen Series G Stock" hereunder) shall be converted into the right to receive 2.7495 shares of fully paid, nonassessable shares of Aros Series A Convertible Preferred Stock, par value $0.01 per share, bearing the terms set forth on Exhibit B hereto (the "Aros Series A Stock").


                (d) Each option to purchase ReGen Common Stock under the ReGen Option Plans (as defined in Section 1.06 below) outstanding immediately prior to the Effective Time (the "ReGen Options") and each warrant to purchase ReGen Common Stock outstanding immediately prior to the Effective Time (the "ReGen Common Warrants") shall be assumed by Aros and converted, in accordance with
Section 4.15 herein, into options and warrants, respectively, to acquire Aros Common Stock.

                (e) Each warrant to purchase ReGen Series C Stock outstanding immediately prior to the Effective Time (the "ReGen Series C Warrants") shall be assumed by Aros and converted, in accordance with Section 4.15, into warrants to purchase shares of Aros Common Stock and Aros Series B Stock (such warrants to purchase ReGen Series C Stock and the options and warrants referred to in
Section 1.02(d) above are collectively referred to herein as the "ReGen Options and Warrants").

                (f) All shares of ReGen Common Stock and ReGen Preferred Stock outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist except as otherwise provided herein or by law.

                (g) Each share of ReGen Common Stock and ReGen Preferred Stock which is held in the treasury of ReGen immediately prior to the Effective Time shall be cancelled and retired and cease to exist without any conversion thereof and without any payment of consideration with respect thereto.

                (h) Each issued and outstanding share of the capital stock of Acquisition Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

        SECTION 1.03. EXCHANGE OF CERTIFICATES.

                (a) At the Effective Time, Aros shall deposit with Aros' current transfer agent or such other agent as Aros and ReGen shall agree (the "Exchange Agent"), in trust for the benefit of the holders of ReGen Common Stock and ReGen Preferred Stock (together, the

"ReGen Exchangeable Stock") for exchange in accordance with this Article I, certificates representing the aggregate number of shares of Aros Common Stock, Aros Series A Stock and Aros Series B Stock issuable pursuant to Section 1.02 as rounded to the nearest whole share in accordance with Section 1.03(e) below (collectively, the "Aros Issuable Stock") in exchange for the ReGen Exchangeable Stock.

                (b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that, immediately prior to the Effective Time, represented ReGen Exchangeable Stock (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Aros and ReGen may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the applicable Aros Issuable Stock. Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor the certificates representing whole shares of the applicable Aros Issuable Stock, as determined in accordance with Section 1.03(e) below, which such holder has the right to receive pursuant to the provisions of this Agreement, and the Certificate so surrendered shall forthwith be cancelled.

                If a certificate representing Aros Issuable Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefore is registered, it shall be a condition to the issuance that such Certificate be properly endorsed (or accompanied by an appropriate instrument of transfer) and accompanied by evidence that any applicable stock transfer taxes have been paid or provided for.

                Until surrendered as contemplated by this Section 1.03, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the consideration specified herein; provided, that in the event any holder exercises such holder's appraisal rights, if any, under
Section 262 of the DGCL and becomes entitled to receive the appraised value of such holder's ReGen Exchangeable Stock instead of the Aros Issuable Stock into which such ReGen Exchangeable Stock shall have been converted, the Surviving Corporation shall pay such holder the appraised "fair value" of such shares of ReGen Exchangeable Stock, together with any other sums which it may owe such holder as a result of the appraisal proceeding, upon the holder's surrender to the Exchange Agent of the Certificates that immediately prior to the Effective Time represented the shares of ReGen Exchangeable Stock so appraised, and the Exchange Agent shall not thereafter be required to deliver to such holder any Aros Issuable Stock.

                With respect to any Certificate alleged to be lost, stolen or destroyed, the holder of such Certificates shall be entitled to the consideration set forth in Section 1.02 above upon delivery to Aros (with a copy to the Exchange Agent) of an affidavit of such holder setting forth such allegation and an indemnity agreement to indemnify Aros and the Surviving Corporation, on terms reasonably satisfactory to Aros, against any claim that may be made against any of them on account of the alleged loss, theft or destruction of any such Certificate or the delivery of the Aros Issuable Stock contemplated by this
Section 1.03.

                Any certificates of Aros Issuable Stock which remain unclaimed by the holders of Certificates for twelve months after the Effective Time shall be returned by the Exchange Agent to Aros, and any holders of Certificates who have not theretofore complied with this Section 1.03 shall thereafter receive delivery (subject to abandoned property, escheat or other similar laws) of the Aros Issuable Stock issuable upon the conversion of their Certificates and any dividends payable on such shares, without any interest thereon, only after delivering their Certificates and letters of transmittal to Aros, and otherwise complying with Section 1.01 herein.

                (c) No dividends or other distributions declared or made after the Effective Time with respect to Aros Issuable Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Aros Issuable Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Aros Issuable Stock, as rounded to the nearest whole share in accordance with Section 1.03(e) below, issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofor paid with respect to such shares of Aros Issuable Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of Aros Issuable Stock.

                (d) Following the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation or Aros of the ReGen Exchangeable Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Aros for any reason, they shall be cancelled and exchanged as provided in this Article I.


                (e) No certificate or scrip representing fractional Aros Issuable Stock shall be issued upon the surrender for exchange of Certificates. In lieu of any such fractional share, Aros shall round the number of shares of Aros Common Stock, Aros Series A Stock and Aros Series B Stock, as the case may be, up to the nearest whole share (with amounts of 0.5 and greater being rounded up), except as otherwise set forth in Section 4.15 herein.

        SECTION 1.04. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of ReGen Common Stock and ReGen Preferred Stock that are held by stockholders who have dissented from the Merger and perfected their appraisal rights, if permitted by, and in accordance with, the provisions of Section 262 of the DGCL (the "Dissenting Shares"), shall not be converted into or be exchangeable for the right to receive any Aros Issuable Stock, but the holders thereof shall be entitled to payment from the Surviving Corporation of the appraised "fair value" of such shares as provided in Section 1.03(b) herein;

provided, however, that if any such holder shall have failed to perfect such appraisal rights or shall have effectively withdrawn or lost such rights pursuant to Section 262 of the DGCL, then such holder shall be entitled to have such holder's shares of ReGen Exchangeable Stock converted into, at the Effective Time, shares of Aros Issuable Stock in accordance herewith. If any holder of shares of ReGen Exchangeable Stock shall be entitled to be paid such appraised "fair value" of such Dissenting Shares as provided in Section 262 of the DGCL, ReGen shall give Aros notice thereof and Aros shall have the right to participate in all negotiations and proceedings with respect to any such demands. ReGen shall not, except with the prior written consent of Aros, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment.

        SECTION 1.05. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of ReGen will be closed and there will be no further registration of transfers of shares of ReGen Exchangeable Stock on the records of ReGen. Certificates formerly representing shares of ReGen Exchangeable Stock that are presented to Aros or the Surviving Corporation after the Effective Time will be cancelled and exchanged as provided in this Article I.

        SECTION 1.06. CONVERSION AND ASSUMPTION OF STOCK OPTION PLANS; WARRANTS. As of the Effective Time, (a) the ReGen Options and Warrants shall be assumed by Aros as set forth in Sections 1.02(d), 1.02(e) and 4.15, and (b) all existing stock option plans and other incentive compensation plans of ReGen as set forth on Schedule 1.06 (the "ReGen Option Plans") shall be assumed by Aros in accordance with Section 4.15 herein.

        SECTION 1.07. CERTIFICATE OF INCORPORATION AND BYLAWS. The certificate of incorporation of Acquisition Sub as in effect at the Effective Time, substantially in the form of Exhibit C attached hereto, shall be the certificate of incorporation of the Surviving Corporation until duly amended in accordance with applicable law. The bylaws of Acquisition Sub as in effect at the Effective Time, substantially in the form of Exhibit D attached hereto, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

        SECTION 1.08. DIRECTORS. The Board of Directors of Aros and the Surviving Corporation from and after the Effective Time shall initially consist of seven (7) members. From the Effective Time, until their successors have been duly elected and qualified in accordance with the terms of the Stockholders Agreement (as defined in Section 5.01(d)) by and among Aros and certain ReGen stockholders, the directors shall consist of the designees set forth in the Stockholders Agreement, each to hold office in accordance therewith and in accordance with the certificate of incorporation and bylaws of each of Aros and the Surviving Corporation.

        SECTION 1.09. TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF REGEN


     ReGen represents and warrants to Aros and Acquisition Sub as follows:


        SECTION 2.01. CORPORATE EXISTENCE AND POWER. ReGen is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power required to carry on its business as now conducted. ReGen is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a ReGen Material Adverse Effect. For purposes of this Agreement, "ReGen Material Adverse Effect" means any change or event that individually or when taken together with all other changes and events, is or is reasonably likely to be materially adverse to the business, assets, liabilities, operations, condition (financial or otherwise) or prospects of ReGen, other than any such effect arising out of or resulting from the transactions contemplated by this Agreement or general economic, financial, or market conditions. A ReGen Material Adverse Effect shall be deemed to exist if there occurs any event which causes or may reasonably be expected to cause or result in a monetary loss which, individually or when aggregated with all other events, exceeds $100,000.

        SECTION 2.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by ReGen of this Agreement and the consummation by ReGen of the transactions contemplated hereby are within ReGen's corporate powers and have been duly authorized by all necessary corporate action on the part of ReGen (other than approval by the holders of the requisite number of shares of capital stock of ReGen). This Agreement has been duly and validly executed and delivered by ReGen and, assuming the due and valid authorization, execution and delivery of this Agreement by Aros and Acquisition Sub, constitutes a valid and binding agreement of ReGen, enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally and by equitable principles of general applicability. The Board of Directors of ReGen has approved the Merger, this Agreement and the transactions contemplated hereby.

        SECTION 2.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by ReGen of this Agreement and the consummation by ReGen of the Merger and the other transactions contemplated hereby require no consent, waiver, approval, authorization or permit by or from, or action by or in respect of, or filing with, any government or subdivision thereof, or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational (any of the foregoing, a "Governmental Entity") other than: (a) the filing of the certificate of merger as contemplated by Section 1.01(c); (b) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"); and (c) where the failure to obtain such consents, waivers, approvals, authorizations or permits, or to take such action by or in respect of, or to make such filings with, such Governmental Entities would not (i) prevent or materially delay consummation of the Merger, (ii) otherwise prevent or be reasonably likely to prevent ReGen from performing its material obligations under this Agreement or (iii) individually or in the aggregate, have a ReGen Material Adverse Effect. ReGen has taken all action necessary to render the restrictions in Section 203 of the DGCL inapplicable to this Agreement and the Merger.

        SECTION 2.04. NON-CONTRAVENTION. Except as set forth on Schedule 2.04, the execution, delivery and performance by ReGen of this Agreement and the consummation by ReGen of the transactions contemplated hereby do not and will not: (a) contravene or conflict with the certificate of incorporation or bylaws of ReGen; (b) contravene or conflict with or constitute a violation of any provision of any state or federal law, regulation, judgment, injunction, order or decree binding upon or applicable to ReGen; (c) result in a breach or violation of or constitute a default (or an event that with the giving of notice or the lapse of time or both would constitute a default) under or give rise to a right of termination, amendment, cancellation or acceleration of any right or obligation of ReGen or to a loss of any material benefit to which ReGen is entitled or require any consent, approval or authorization under any provision of any material agreement, contract or other instrument binding upon ReGen or any of its assets; or (d) result in the creation or imposition of any lien on any material asset of ReGen.

        SECTION 2.05. CAPITALIZATION.

                (a) As of the date hereof, the authorized capital stock of ReGen consists solely of 13,000,000 shares of ReGen Common Stock, 725,000 shares of ReGen Series A Stock, 1,226,338 shares of ReGen Series B Stock, 1,635,000 shares of ReGen Series C Stock, 1,191,321 shares of ReGen Series D Stock, 335,314 shares of ReGen Series E Stock, and 1,000,000 shares of ReGen Series F Stock and, as of the Effective Time, there shall also be authorized 6,400,000 shares of ReGen Series G Stock. As of the date hereof, there are issued and outstanding 2,529,973 shares of ReGen Common Stock, 725,000 shares of ReGen Series A Stock, 1,226,338 shares of ReGen Series B Stock, 550,552 shares of ReGen Series C Stock, 1,191,321 shares of ReGen Series D Stock, 335,314 shares of ReGen Series E Stock, and 453,310 shares of ReGen Series F Stock. Immediately prior to the Effective Time there shall be issued and outstanding only the capital stock of ReGen specified in the preceding sentence plus a minimum of 5,568,220 and a maximum of 5,974,032 shares of ReGen Series G Stock. All of the shares of capital stock of ReGen issued and outstanding as of the date hereof are, and immediately prior to the Effective Date will be, validly issued, fully paid and non-assessable.

                (b) As of the date hereof, (i) 3,269,979 shares of ReGen Common Stock are issuable upon exercise of the ReGen Options, at an average exercise price of $1.09 (exercise prices ranging from $0.10 to $1.45 per share), pursuant to the ReGen Option Plans, (ii) 240,704 shares of ReGen Common Stock are issuable upon exercise of the ReGen Common Warrants, at an average exercise price of $3.35 (exercise prices ranging from $1.45 to $4.50 per share) and (iii) 449,888 shares of ReGen Series C Stock are issuable upon exercise of the ReGen Series C Warrants, at an exercise price of $4.50 per share, to purchase such preferred stock. Immediately prior to the Effective Time the only issued and outstanding options and warrants relating to the capital stock of ReGen shall be those specified in the preceding sentence plus warrants to purchase up to 784,829 shares of ReGen Common Stock at an exercise price of $1.2321, which will have been issued in respect of the conversion of certain bridge loans of ReGen.

                (c) Except as set forth on Schedule 2.05 and in this Section 2.05, there are outstanding (i) no shares of capital stock or other voting securities of ReGen, (ii) no securities of ReGen convertible into or exchangeable for shares of capital stock or voting securities of ReGen, and
(iii) no options or other rights to acquire from ReGen, and no obligation of ReGen to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of ReGen.

                (d) There are no outstanding contractual obligations of ReGen to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

        SECTION 2.06. SUBSIDIARIES. ReGen has no subsidiaries and does not own (directly or indirectly) any equity interest in any corporation, partnership, limited liability company, joint venture or other entity.

        SECTION 2.07. FDA AND OTHER REGULATIONS. Except as set forth in Schedule 2.07, ReGen, and the products sold and intended to be sold by ReGen, are in compliance in all material respects with all current and otherwise applicable statutes, rules, regulations, standards, guides or orders administered or issued by the Federal Drug and Food Administration or other applicable regulatory bodies. Except as set forth in Schedule 2.07, ReGen does not know of any facts which are reasonably likely to cause: (a) the denial, withdrawal, recall or suspension of any product sold or intended to be sold by ReGen, (b) a change in the marketing classification or labeling of any such products, or (c) a termination or suspension of the marketing of any such products.

        SECTION 2.08. FINANCIAL STATEMENTS. ReGen has provided Aros with its audited financial statements for the fiscal years ended December 31, 2000 and 1999, its unaudited financial statements for the fiscal year ended December 31, 2001, and its unaudited interim financial statements for the fiscal quarter ending March 31, 2002 and prior to the Effective Time will have provided Aros with its audited financial statements for the fiscal year ended December 31, 2001 (collectively, the "Financial Statements"). Each of the balance sheets included in the Financial Statements (including the related notes and schedules) fairly presents, or will fairly present, as the case may be, in all material respects the financial position of ReGen as of the date thereof, and each of its statements of operations, shareholders' equity and cash flows included in the Financial Statements fairly presents, or will fairly present, as the case may be, in all material respects the financial position of ReGen for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements), in each case in accordance with generally accepted accounting principles consistently applied in effect in the United States of America as of the date of the applicable determination ("GAAP") (except as may be noted therein, except for the absence of notes in the case of unaudited interim financial statements, and in each case subject to necessary year-end adjustments). The Financial Statements have been, or will be, as the case may be, prepared in all material respects from the books and records of ReGen maintained in the ordinary course of business and reflect and provide, or will reflect and provide, as the case may be, adequate reserves in respect of all known liabilities of ReGen, including all known contingent liabilities, as of their respective dates.

        SECTION 2.09. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as reflected in Schedule 2.09, since March 31, 2002, there has not been: (a) any change in the business, operations or financial condition of ReGen that has had or would reasonably be expected to have, individually or in the aggregate, a ReGen Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of ReGen, or any repurchase, redemption or other acquisition by ReGen of any outstanding shares of capital stock or other securities of, or other ownership interests in, ReGen; (c) any incurrence, assumption or guarantee by ReGen of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices; or (d) as of the date hereof, any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of ReGen that has had or would reasonably be expected to have, individually or in the aggregate, a ReGen Material Adverse Effect.

        SECTION 2.10. REAL PROPERTY.

                (a) ReGen does not own any real property. Set forth on Schedule 2.10(a) is a description of each parcel of real property under which ReGen is a lessee, lessor, sublessee or sublessor (the "Leased Property"). True and complete copies of all leases to which ReGen is a party respecting the Leased Property and all other instruments granting such leasehold interests, rights, options or other interests (the "Property Leases"), have been made available to Aros.

                (b) With respect to the Property Leases, no breach or event of default on the part of ReGen to any of the Property Leases and no event that, with the giving of notice or lapse of time or both, would constitute such breach or event of default, have occurred and are continuing unremedied. All the Property Leases are in full force and effect and, to the knowledge of ReGen, are valid and enforceable against the parties thereto in accordance with their terms. All rental and other payments due under each of the Property Leases have been duly paid in accordance with the terms of such Property Lease.

        SECTION 2.11. PERSONAL PROPERTY. ReGen has good and marketable title to all personal property reflected on the most recent balance sheet included in the Financial Statements and all personal property acquired by ReGen since the date of the most recent balance sheet (except such personal property as has been disposed of in the ordinary course of business), free and clear of any liens, except for: (a) the liens identified on Schedule 2.11; (b) liens for current taxes not yet due and payable or delinquent, or being contested in good faith; and (c) mechanics', carriers', workmen's, and similar liens arising in the ordinary course of business.

        SECTION 2.12. LABOR MATTERS. Except as reflected on Schedule 2.12, ReGen is not party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To ReGen's knowledge, there are no organizational efforts with respect to the formation of any collective bargaining unit presently being made or threatened involving employees of ReGen.

        SECTION 2.13. ENVIRONMENTAL MATTERS.

                (a) ReGen is and, to the knowledge of ReGen has been at all times, in compliance in all material respects with all Environmental Laws. ReGen has now and at all times has had all the necessary permits required under Environmental Laws for the operation of its business, and is not and has not been in violation of any of the terms and conditions of any of its permits. ReGen has not received any written notice or other communication that alleges that ReGen is not in compliance in any material respect with any Environmental Law. Except as set forth on Schedule 2.13, ReGen has not generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released, or disposed of any Hazardous Materials (whether lawfully or unlawfully) at any of the Leased Property occupied or controlled by ReGen on or at any time prior to the Closing Date. To the knowledge of ReGen: (i) there are not and have not been any releases or threatened releases of any Hazardous Materials in any quantity at, on, or from the Leased Property; (ii) there are no circumstances that may prevent or interfere in any material respect with ReGen's compliance with any Environmental Law; and (iii) all real property and all current and past activities thereon, during ReGen's ownership and operation, including without limitation the use, maintenance and operation of all real property and all activities and conduct of business related thereto, currently comply and at all times in the past during ReGen's ownership and operation have complied in all material respects with all Environmental Laws.

                (b) For the purposes of this Agreement:

                (i) "Environmental Laws" means all applicable statutes, regulations, rules, ordinances, codes, actions, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items of all federal state, and local Governmental Entities, domestic and foreign, having jurisdiction, and all applicable judicial and administrative and regulatory decrees, judgments and orders, and all covenants running with the land that relate to the protection of health or the environment, including without limitation those that relate to the existence, handling, manufacture, treatment, storage, use, generation, release, discharge, refining, recycling, reclaiming or disposal of Hazardous Substances.

                (ii) "Hazardous Substances" means any substance: (A) the presence of which requires reporting, investigation, removal or remediation under any Environmental Law; (B) that is defined as a "hazardous waste," "hazardous substance," "pollutant" or "contaminate" under any Environmental Law; (C) that is toxic, explosive, corrosive, flammable, ignitable, infectious, radioactive, reactive, carcinogenic, mutagenic or otherwise hazardous and is regulated under any Environmental Law; (D) the presence of which on any real property poses a hazard to the health or safety of persons on or about any real property; (E) the presence of which on adjacent properties constitutes a trespass by ReGen; (F) that contains gasoline, diesel fuel or other petroleum hydrocarbons; or (G) that contains PCBs, asbestos or urea formaldehyde foam insulation.

                (c) ReGen has made available to Aros true and complete copies of all claims, complaints, reports, assessments, audits, investigations and other documents in the possession of or obtainable by ReGen made by, on behalf of or against ReGen during the past five (5) years pertaining to Environmental Laws or Hazardous Substances.

                (d) Notwithstanding anything to the contrary in this Section 2.13, all representations made by ReGen in this Section 2.13 with respect to the actions or omissions of any current or prior owner or occupant of any real property, other than ReGen, are made to the actual knowledge of ReGen.

        SECTION 2.14. NON-ERISA PLANS. Set forth on Schedule 2.14 is a complete list of each current employment contract and consulting agreement entered into by ReGen, or by which ReGen is bound, and each deferred compensation, bonus, incentive compensation, restricted stock, stock option, employee stock purchase, savings, severance or termination pay agreement or plan and any other employee benefit plan, agreement, arrangement or commitment, whether formal or informal, not required to be listed on Schedule 2.15, maintained, entered into or contributed to, or which is required to be maintained, entered into or contributed to, by ReGen for the benefit of any current or former director, officer or employee of ReGen (the "Non-ERISA Plans").

        SECTION 2.15. ERISA PLANS.

                (a) Except as set forth on Schedule 2.15(a), there is no employee pension benefit plan (the "Pension Plans") as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") or employee welfare benefit plan as defined in Section 3(1) of ERISA (the "Welfare Plans" and, together with the Pension Plans, collectively referred to as the "ERISA Plans") established, maintained or contributed to by ReGen or any ReGen ERISA Affiliate or to which ReGen or any ReGen ERISA Affiliate had an obligation to contribute during the five (5) years preceding the date hereof. As used herein, the term "ReGen ERISA Affiliate" means a corporation which is a member of a controlled group of corporations with ReGen within the meaning of Section 414(b) of the Code, a trade or business (including a sole proprietorship, partnership, trust, estate or corporation) which is under common control with ReGen within the meaning of Section 414(c) of the Code, or a member of an affiliated service group with ReGen within the meaning of Section 414(m) or Section 414(o) of the Code.

                (b) Except as set forth on Schedule 2.15(b), no contract, agreement, plan or other arrangement, whether or not an ERISA Plan (other than this Agreement), exists pursuant to which the execution of this Agreement would trigger an obligation by ReGen to pay any amount or provide any property to any employee, officer or director of ReGen.

        SECTION 2.16. COMPLIANCE WITH LAW. Except as set forth on Schedule 2.16, ReGen has complied with all applicable statutes, regulations, orders and restrictions of the United States of America, all states and other subdivisions thereof, all agencies and instrumentalities of the foregoing and all national self-regulatory bodies and authorities in respect of the conduct of ReGen's business and ownership of its properties, except where such failure to comply would not have a ReGen Material Adverse Effect.

        SECTION 2.17. LITIGATION. Except as set forth on Schedule 2.17, there is no action, suit, claim, proceeding, inquiry or investigation pending or, to ReGen's knowledge, threatened, against or affecting ReGen, or the assets, properties, or business of ReGen, or relating to or involving the transactions contemplated by this Agreement at law or in equity, or before or by any federal or state Governmental Entity that are likely to have, individually or in the aggregate, a ReGen Material Adverse Effect. ReGen is not in default with respect to any order, writ, injunction or decree known to or served upon ReGen. Except as set forth on Schedule 2.17, there is no pending action or suit brought by ReGen against others.

        SECTION 2.18. MATERIAL CONTRACTS.

                (a) Except as set forth on Schedule 2.18(a), ReGen is not a party to any written or to ReGen's knowledge, oral:

                (i) contract involving payments or receipts in excess of $20,000 (on an annualized basis) or contract not made in the ordinary course of business;

                (ii) consulting agreement or contract for the employment of any officer, employee or other person on a full-time, part-time or consulting basis;

                (iii) agreement, mortgage, indenture, loan or credit agreement, security agreement, guaranty or indemnity or other agreement or instrument relating to the borrowing or lending of money or extension of credit or providing for the mortgaging or pledging of, or otherwise placing a lien or security interest on, any assets or properties of ReGen;

                (iv) option, warrant or other contract for the purchase of any debt or equity security of any corporation, or for the issuance of any debt or equity security, or the conversion of any obligation, instrument or security into debt or equity securities, of ReGen;

                (v) settlement agreement of any administrative or judicial proceedings within the past five (5) years; or

                (vi) intellectual property (including trademark) licensing agreement.

                (b) Except as set forth on Schedule 2.18(b), ReGen is not in breach of or in default in any material respect under any provisions of the contracts, obligations or commitments set forth on Schedule 2.18(a) (collectively, the "Contracts"), and no event has occurred that, with the giving of notice or lapse of time or both, would constitute such a breach or default. ReGen has made available to Aros a true and complete copy of all written Contracts set forth on Schedule 2.18(a), and accurate descriptions of all oral Contracts set forth on Schedule 2.18(a).

        SECTION 2.19. CONDUCT OF BUSINESS. Since March 31, 2002, ReGen has in all material respects preserved the business organization of ReGen intact, kept available to ReGen the services of all current officers and employees and preserved the goodwill of the suppliers, customers, employees and others having business relations with ReGen. Except as set forth on Schedule 2.19, since March 31, 2002, ReGen has conducted its business in the ordinary course, has maintained its assets and properties in at least as good order and condition as existed on March 31, 2002 (other than wear as may be accounted for by reasonable use), and as is necessary to continue to conduct its business and, except as contemplated by this Agreement, has not and will have not through the Closing
Date:

                (a) incurred any material obligation or liability (absolute, accrued, contingent or other), except in the ordinary course of business;

                (b) discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or other), other than liabilities reflected on the most recent balance sheet included in the Financial Statement or incurred since March 31, 2002 in the ordinary course of business consistent with past practice;

                (c) increased or established any reserve for taxes or other liabilities on its books or otherwise provided therefor, except for current taxes due in the ordinary course of business;

                (d) mortgaged, pledged or subjected to any lien, charge or other encumbrance any of the assets or properties of ReGen, except for leases and financing of equipment in the ordinary course of business;

                (e) sold, assigned or transferred any asset, property or business or canceled any debt or claim or waived any right, except sales of inventory and immaterial amounts of other assets in the ordinary course of business;

                (f) granted any increase in the compensation (including bonuses and deferred compensation) payable to any executive officer, director, or key employee of ReGen, or granted any increase in compensation to any other employee of ReGen in excess of five percent (5%);

                (g) made or authorized any capital expenditures in excess of $100,000 in the aggregate, except as may have been necessary for ordinary repair, maintenance and replacement of equipment;

                (h) made or forgiven any loan to any shareholder or any relative or affiliate of any shareholder, or declared, set aside or paid to any shareholder any dividend or other distribution in respect of its capital stock, or redeemed or purchased any of its capital stock, or agreed to take any such action;

                (i) transferred any asset or paid any commission, salary or bonus to any shareholder or any relative or affiliate of any shareholder other than the payment of wages or salaries to shareholder employees in the ordinary course of business, or paid any rent, commission or fee to any shareholder or any relative or affiliate of any shareholder other than pursuant to the Property Leases disclosed on Schedule 2.10(a) in the amounts shown thereon;

                (j) entered into or agreed to enter into any transaction with or for the benefit of any shareholder or any relative or affiliate of any shareholder other than the transactions contemplated by this Agreement;

                (k) issued, sold or transferred, or agreed to issue, sell or transfer, any stock, bond, debenture or other security of ReGen; or

                (l) paid, incurred or made any commitments to pay or incur any default rate of interest, fees, costs or expenses of any nature whatsoever in connection with any credit or loan facilities extended to ReGen.

        SECTION 2.20. TAX MATTERS.

                (a) Except as set forth on Schedule 2.20(a), ReGen in a timely manner (including extensions) has filed all tax returns and other tax information reports required to have been filed with any governmental agency by it under all federal, state, local and foreign tax laws to which it is subject, except to the extent that any failure to file would not have, individually or in the aggregate a ReGen Material Adverse Effect. All such returns and reports are true, correct and complete in all material respects and accurately set forth all items to the extent required to be reflected or included in such returns by applicable federal, state, local or foreign tax laws, regulations or rules. ReGen has paid in full all taxes, including any interest and penalty in connection therewith, required to have been paid with respect to the periods covered by such returns. ReGen does not have any tax liability, whether or not disputed, including any interest and penalty in connection therewith, for all periods ending on or prior to the date of the most recent balance sheet included in the Financial Statements for which an adequate tax reserve has not been established on such balance sheet. From and after the date of the most recent balance sheet included in the Financial Statements, ReGen has not incurred any tax liability other than as a result of business transactions in the ordinary course.

                (b) Set forth on Schedule 2.20(b) is a complete list of income and other tax returns filed by ReGen pursuant to the laws or regulations of any federal, state, local or foreign tax authority that have been examined or audited by the IRS or other appropriate authority during the preceding three (3) years. Also set forth on Schedule 2.20(b) is a complete list of all adjustments resulting from each such examination or audit. No tax examination or audit is in progress. All material deficiencies proposed as a result of examinations or audits by taxing authorities have been paid or finally settled and no issue has been raised in any such examination or audit that, by application of similar principles, reasonably can be expected to result in the assertion of a deficiency for any other year not so examined or audited. As of the date hereof, ReGen has not granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any taxes with respect to any tax returns of ReGen that have continuing effect.

        SECTION 2.21. ABSENCE OF UNDISCLOSED LIABILITIES. Except as specifically identified on Schedule 2.21, ReGen has no indebtedness or liability, whether accrued, fixed or contingent, other than (a) liabilities reflected in the most recent balance sheet included in the Financial Statements, and (b) liabilities incurred in the ordinary course of business of ReGen (consistent with past practice in terms of both frequency and amount) subsequent to the date of such balance sheet.

        SECTION 2.22. INSURANCE. ReGen has made available to Aros copies of all liability insurance policies, primary and excess casualty insurance policies providing coverage for bodily injury and property damage to third parties, including products liability and completed operations coverage, and worker's compensation insurance policies maintained by ReGen. ReGen maintains insurance coverage reasonably adequate for the operation of its business (taking into account the cost and availability of such insurance).

        SECTION 2.23. TRANSACTIONS WITH RELATED PARTIES.

                (a) Except as set forth on Schedule 2.23, there are no outstanding notes payable to, accounts receivable from or advances by ReGen to, and ReGen is not otherwise a creditor of, any shareholder or former shareholder of ReGen or any relative or affiliate of any shareholder or former shareholder of ReGen. Since the date of the most recent balance sheet included in the Financial Statements, ReGen has not incurred any obligation or liability to, or become a creditor of, any shareholder or former shareholder of ReGen or any relative or affiliate of any shareholder or former shareholder of ReGen.

                (b) ReGen has not purchased or leased real property from any shareholder or former shareholder of ReGen or any relative or affiliate of such shareholder or former shareholder, including any other instruments granting such leasehold interests, or involving rights, options or other interests.

        SECTION 2.24. PERMITS. ReGen has all franchises, licenses, permits, certificates and other authorizations from federal, state and local Governmental Entities, departments or bodies that are necessary for the conduct of its business and which, if not obtained, would, individually or in the aggregate, have a ReGen Material Adverse Effect (each a "Permit"). Schedule 2.24 contains a list of all Permits. ReGen has no knowledge of any fact, error or omission relevant to any Permit that would permit the revocation or withdrawal thereof.


        SECTION 2.25. BANK ACCOUNTS. Schedule 2.25 contains an accurate and complete list of:

                (a) the names and addresses of each bank in which ReGen has an account;

                (b) the account numbers of such accounts; and

                (c) the authorized signatories and amounts for such accounts.

        SECTION 2.26. INTELLECTUAL PROPERTY MATTERS.

                (a) As used herein, the term "Intellectual Property Assets" includes:

                (i) all material fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                (ii) all material patents, patent applications, and inventions and discoveries that may be patentable owned by ReGen (collectively, "Patents");

                (iii) all material registered copyrights in both published works and unpublished works, and all rights in mask works owned by ReGen (collectively, "Copyrights"); and

                (iv) all material know-how, trade secrets, confidential information, customer lists, customer histories, product formulations, product information and specifications, software, technical information, data, process technology, plans, drawings, and blueprints (collectively, "Trade Secrets") owned, used, or licensed by ReGen as licensee or licensor.

                (b) ReGen represents as follows:

                (i) Schedule 2.26(b) contains a complete and accurate list and summary description, including any royalties paid or received by ReGen, of all material contracts relating to the Intellectual Property Assets to which ReGen is a party or by which ReGen is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $1,500 under which ReGen is the licensee. There are no outstanding, and to ReGen's knowledge no threatened, disputes or disagreements with respect to any such agreement.

                (ii) The Intellectual Property Assets owned or used by ReGen are all those necessary for the operation of ReGen's business as currently conducted. Except as set forth on Schedule 2.26(b), ReGen is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens and, to ReGen's knowledge, other adverse claims, and to ReGen's knowledge, ReGen has the right to use without payment to a third party all of the Intellectual Property Assets.

                (iii) Except as set forth in Schedule 2.26(b), all ReGen research employees who are currently employed or were employed during the past two (2) years have executed written contracts with ReGen that assign to ReGen all rights to any inventions, improvements, discoveries, or information relating to the business of ReGen. Except as set forth in
        Schedule 2.26(b) and to ReGen's knowledge, no employee has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his or her work to anyone other than ReGen.

                (c) Patents.

                (i) Schedule 2.26(c) contains a complete and accurate list and summary description of all Patents.

                (ii) All of the issued Patents are currently in material compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), and, to ReGen's knowledge, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.

                (iii) To the best of ReGen's knowledge, no Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To ReGen's knowledge, there is no potentially interfering patent or patent application of any third party.

                (iv) Except as set forth on Schedule 2.26(c), and to ReGen's actual knowledge, no Patent is infringed or, has been challenged or threatened in any way. To the best of ReGen's knowledge, none of the products manufactured and sold, nor any process or know-how used, by ReGen infringes or is alleged to infringe any patent or other proprietary right of any other Person. ReGen has not received notice of any Person's intent to challenge the validity of any of the Patents.

                (d) Trademarks.

                (i) Schedule 2.26(d) contains a complete and accurate list and summary description of all Marks.

                (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.

                (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to ReGen's knowledge, no such action is threatened with respect to any of the Marks.

                (iv) To ReGen's knowledge, there is no potentially interfering trademark or trademark application of any third party.

                (v) To ReGen's knowledge, no Mark is infringed or has been challenged or threatened in any way and none of the Marks used by ReGen infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

                (e) Copyrights.

                (i) Schedule 2.26(e) contains a complete and accurate list and summary description of all Copyrights.

                (ii) All Copyrights have been registered and are currently in compliance with all formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.

                (iii) To the best of ReGen's knowledge, no Copyright is infringed or has been challenged or threatened in any way. To the best of ReGen's knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

                (f) Trade Secrets.

                (i) With respect to each Trade Secret, the documentation if any, defining such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                (ii) ReGen has taken all reasonable precautions to protect the secrecy, confidentiality, and value of the Trade Secrets.

                (iii) ReGen has an absolute (but not necessarily exclusive) right to use the Trade Secrets. Except as set forth on Schedule 2.26(f), the Trade Secrets are not part of the public knowledge or literature, and, to ReGen's knowledge, have not been used, divulged, or appropriated either for the benefit of any Person or to the detriment of ReGen.

        SECTION 2.27. BROKERS. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement.


                                  ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF AROS AND ACQUISITION SUB

       Aros and Acquisition Sub represent and warrant to ReGen as follows:

        SECTION 3.01. REAL PROPERTY. Neither Aros nor Acquisition Sub owns or leases any real property.

        SECTION 3.02. PERSONAL PROPERTY. Neither Aros nor Acquisition Sub owns or leases any personal property other than some miscellaneous furniture and equipment items owned by Aros that have been fully depreciated and are not subject to any liens, and which are neither material to Aros' business nor possess a material value.

        SECTION 3.03. LABOR MATTERS. Neither Aros nor Acquisition Sub is party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To Aros or Acquisition Sub's knowledge, there are no organizational efforts with respect to the formation of any collective bargaining unit presently being made or threatened involving either the employees of Aros or Acquisition Sub.

        SECTION 3.04. ENVIRONMENTAL MATTERS.

                (a) Each of Aros and Acquisition Sub is and, to the knowledge of Aros and Acquisition Sub has been at all times, in compliance in all material respects with all

Environmental Laws. Each of Aros and Acquisition Sub has now and at all times has had all the necessary permits required under Environmental Laws for the operation of their respective businesses, and neither Aros nor Acquisition Sub is and has not been in violation of any of the terms and conditions of any of their respective permits. Neither Aros nor Acquisition Sub has received any written notice or other communication that alleges that such entity is not in compliance in any material respect with any Environmental Law. Neither Aros nor Acquisition Sub has generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released, or disposed of any Hazardous Materials (whether lawfully or unlawfully) at any of the properties occupied or controlled by either Aros and Acquisition Sub or at any time prior to the Closing Date (the "Aros Properties"). To the knowledge of Aros and Acquisition Sub: (i) there are not and have not been any releases or threatened releases of any Hazardous Materials in any quantity at, on, or from the Aros Properties; (ii) there are no circumstances that may prevent or interfere in any material respect with either Aros or Acquisition Sub's compliance with any Environmental Law; and (iii) all real property and all current and past activities thereon, during Aros and Acquisition Sub's ownership and operation, including without limitation the use, maintenance and operation of all real property and all activities and conduct of business related thereto, currently comply and at all times in the past during Aros and Acquisition Sub' ownership and operation have complied in all material respects with all Environmental Laws.

                (b) Each of Aros and Acquisition Sub has made available to ReGen true and complete copies of all claims, complaints, reports, assessments, audits, investigations and other documents in the possession of or obtainable by Aros or Acquisition Sub made by, on behalf of or against Aros or Acquisition Sub during the past five (5) years pertaining to Environmental Laws or Hazardous Substances.

                (c) Notwithstanding anything to the contrary in this Section 3.04, all representations made by Aros and Acquisition Sub in this Section 3.04 with respect to the actions or omissions of any current or prior owner or occupant of any Aros Properties, other than Aros and Acquisition Sub, are made to the actual knowledge of Aros and Acquisition Sub.

        SECTION 3.05. NON-ERISA PLANS. Set forth on Schedule 3.05 is a complete list of each current employment contract and consulting agreement entered into by either Aros or Acquisition Sub, or by which either Aros or Acquisition Sub is bound, and each Non-ERISA Plan maintained, entered into or contributed to, or which is required to be maintained, entered into or contributed to, by either Aros or Acquisition Sub for the benefit of any current or former director, officer or employee of either Aros or Acquisition Sub.

        SECTION 3.06. ERISA PLANS.

                (a) There are no ERISA Plans as defined in Section 3(1) of ERISA established, maintained or contributed to by either Aros or Acquisition Sub or any Aros or Acquisition Sub ERISA Affiliate or to which Aros or Acquisition Sub or any Aros or Acquisition Sub ERISA Affiliate had an obligation to contribute during the five (5) years preceding the date hereof. As used herein, "Aros or Acquisition Sub ERISA Affiliate" means a corporation which is a member of a controlled group of corporations with Aros or Acquisition Sub within the meaning of Section 414(b) of the Code, a trade or business (including a sole proprietorship, partnership, trust, estate or corporation) which is under common control with Aros or Acquisition Sub within the meaning of Section 414(c) of the Code, or a member of an affiliated service group with Aros or Acquisition Sub within the meaning of Section 414(m) or Section 414(o) of the Code.

                (b) Except as set forth on Schedule 3.06(b), no contract, agreement, plan or other arrangement, whether or not an ERISA Plan (other than this Agreement), exists pursuant to which the execution of this Agreement would trigger an obligation by Aros or Acquisition Sub to pay any amount or provide any property to any employee, officer or director of Aros or Acquisition Sub.

        SECTION 3.07. CONDUCT OF BUSINESS. Since March 31, 2002, each of Aros and Acquisition Sub has in all material respects preserved its business organization intact, kept available to it the services of all of its current officers and employees and preserved the goodwill of those having business relations with it. Except as contemplated by this Agreement and as set forth on
Schedule 3.07, since March 31, 2002, each of Aros and Acquisition Sub (a) has conducted its business (i) in the ordinary course, and in the case of Aros as described and in accordance with the disclosure in the Company SEC Reports (as defined in Section 3.13 herein), and (ii) as is necessary to continue to conduct its business in such manner; and (b) has not and will have not through to the Closing Date:

                (i) incurred any material obligation or liability (absolute, accrued, contingent or other), except in the ordinary course of business;


                (ii) discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or other), other than liabilities reflected on Aros' most recent balance sheet included in the Company SEC Reports or incurred since March 31, 2002 in the ordinary course of business consistent with past practice;


                (iii) increased or established any reserve for taxes or other liabilities on its books or otherwise provided therefor, except for current taxes due in the ordinary course of business;


                (iv) mortgaged, pledged or subjected to any lien, charge or other encumbrance any of its assets or properties, except for leases and financing of equipment in the ordinary course of business;


                (v) sold, assigned or transferred any asset, property or business or canceled any debt or claim or waived any right, except sales of inventory and immaterial amounts of other assets in the ordinary course of business;

                (vi) granted any increase in the compensation (including bonuses and deferred compensation) payable to any executive officer, director, or key employee, or granted any increase in compensation to any other employee in excess of five percent (5%);


                (vii) made or authorized any capital expenditures in excess of $100,000 in the aggregate, except as may have been necessary for ordinary repair, maintenance and replacement of equipment;


                (viii) made or forgiven any loan to any shareholder or any relative or affiliate of any shareholder, or declared, set aside or paid to any shareholder any dividend or other distribution in respect of its capital stock, or redeemed or purchased any of its capital stock, or agreed to take any such action;


                (ix) transferred any asset or paid any commission, salary or bonus to any shareholder or any relative or affiliate of any shareholder other than the payment of wages or salaries to shareholder employees in the ordinary course of business, or paid any rent, commission or fee to any shareholder or any relative or affiliate of any shareholder;


                (x) entered into or agreed to enter into any transaction with or for the benefit of any shareholder or any relative or affiliate of any shareholder other than the transactions contemplated by this Agreement;


                (xi) issued, sold or transferred, or agreed to issue, sell or transfer, any stock, bond, debenture or other security of Aros or Acquisition Sub other than the issuance of 1,000 shares of Acquisition Sub common stock, par value $0.01 per share, to Aros in connection with the formation of Acquisition Sub; or


                (xii) paid, incurred or made any commitments to pay or incur any default rate of interest, fees, costs or expenses of any nature whatsoever in connection with any credit or loan facilities extended to Aros or Acquisition Sub.

        SECTION 3.08. CORPORATE EXISTENCE AND POWER.

                (a) Aros is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has and will have on the Closing Date all corporate power required to carry on its business as now conducted. Aros is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to so qualify or be in good standing would not have an Aros Material Adverse Effect. Aros has delivered to ReGen copies of Aros' certificate of incorporation and bylaws as currently in effect. For purposes of this Agreement, "Aros Material Adverse Effect" means any change or event that individually or when taken together with all other changes and events, is or is reasonably likely to be materially adverse to the business, assets, liabilities, operations, condition (financial or otherwise) or prospects of Aros and its subsidiaries, taken as a whole, other than any such effect arising out of or resulting from the transactions contemplated by this Agreement or general economic, financial, or market conditions. An Aros Material Adverse Effect shall be deemed to exist if there occurs any event which causes or may reasonably be expected to cause or result in estimable monetary loss which, individually or when aggregated with all other events, exceeds $50,000.

                (b) Acquisition Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power required to carry on its business as now conducted. Acquisition Sub is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business of Acquisition Sub. Acquisition Sub has delivered to ReGen true and complete copies of Acquisition Sub's certificate of incorporation and bylaws as currently in effect.

        SECTION 3.09. CORPORATE AUTHORIZATION. The execution, delivery and performance by each of Aros and Acquisition Sub of this Agreement and the consummation by each of Aros and Acquisition Sub of the transactions contemplated hereby are within the corporate powers of each of Aros and Acquisition Sub and have been duly authorized by all necessary corporate action on the part of Aros and Acquisition Sub. This Agreement has been duly and validly executed and delivered by each of Aros and Acquisition Sub and, assuming the due and valid authorization, execution and delivery of this Agreement by ReGen, constitutes a valid and binding agreement of each of Aros and Acquisition Sub, enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally and by equitable principles of general applicability. The Board of Directors of each of Aros and Acquisition Sub have, and Aros as the sole shareholder of Acquisition Sub has, approved the Merger, this Agreement and the transactions contemplated hereby. No other corporate proceedings or shareholder approvals on the part of Aros or Acquisition Sub are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby.

        SECTION 3.10. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by each of Aros and Acquisition Sub of this Agreement and the consummation by each of Aros and Acquisition Sub of the Merger and the other transactions contemplated hereby require no consent, waiver, approval, authorization or permit by or from, or action by or in respect of, or filing with, any Governmental Entity, other than: (a) the filing of the certificate of merger as contemplated by Section 1.01(c); (b) compliance with any applicable requirements of the Exchange Act; and (c) compliance with any applicable requirements under any contracts with a Governmental Entity to which Aros is a party. Aros has taken all action necessary to render the restrictions set forth in Section 203 of the DGCL inapplicable to this Agreement and the Merger.

        SECTION 3.11. NON-CONTRAVENTION. The execution, delivery and performance by each of Aros and Acquisition Sub of this Agreement and the consummation by each of Aros and Acquisition Sub of the transactions contemplated hereby do not and will not: (a) contravene or conflict with the certificate of incorporation or bylaws of each of Aros and Acquisition Sub; (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Aros, Acquisition Sub or any other subsidiary of Aros; (c) result in a breach or violation of or constitute a default (or an event that with the giving of notice or the lapse of time or both would constitute a default) under or give rise to a right of termination, amendment, cancellation or acceleration of any right or obligation of Aros, Acquisition Sub or any other subsidiary of Aros or to a loss of any material benefit to which Aros, Acquisition Sub or any other subsidiary of Aros is entitled or require any consent, approval or authorization under any provision of any material agreement, contract or other instrument binding upon Aros, Acquisition Sub or any other subsidiary of Aros or any of their respective assets (including any material license, franchise, permit or other similar authorization held by Aros, Acquisition Sub or any other subsidiary of Aros); or
(d) result in the creation or imposition of any lien on any material asset of Aros, Acquisition Sub or any other subsidiary of Aros.

        SECTION 3.12. CAPITALIZATION.

                (a) The authorized capital stock of Aros consists solely of 30,000,000 shares of Aros Common Stock and 30,000,000 shares of preferred stock, $0.01 par value (the "Aros Preferred Stock"), of which 30,000 shares of Aros Preferred Stock are designated as Series A Junior Participating Preferred Stock, par value $.01 per share, and 29,970,000 shares are not designated. As of the date hereof, 8,966,966 shares of Aros Common Stock are issued and outstanding and there are no shares of Aros Preferred Stock issued or outstanding.

                (b) As of the date hereof, 939,390 shares of Aros Common Stock are issuable upon exercise of options, at an average exercise price of $4.64 (exercise prices ranging from $0.08 to $13.00 per share), pursuant to Aros' incentive stock option plan and nonqualified employee stock option plan (such plans are referred to herein collectively as the "Aros Option Plans"). As of the date hereof, 1,000,000 shares of Aros Common Stock are issuable upon exercise of warrants, at an exercise price of $0.50 per share.

                (c) All outstanding shares of Aros Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in this Section 3.12, there are outstanding (i) no shares of capital stock or other voting securities of Aros, (ii) no securities of Aros convertible into or exchangeable for shares of capital stock or voting securities of Aros, and (iii) no options or other rights to acquire from Aros, and no obligation of Aros to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Aros.

                (d) There are no outstanding contractual obligations of Aros to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

                (e) The shares of Aros Issuable Stock issued to the holders of ReGen Exchangeable Stock in the Merger, when issued, will be validly issued, fully paid, and non-assessable, and will be issued in compliance with all applicable laws, including but not limited to the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act") and the Exchange Act, and any applicable state securities or blue sky laws.

        SECTION 3.13. REPORTS. Aros has timely filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since December 31, 1999 (collectively, the "Company SEC Reports"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. None of the Company SEC Reports, including without limitation any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and all such Company SEC Reports were prepared in accordance with, and complied as to form in all material respects with, the requirements of all applicable federal securities laws and the rules and regulations thereunder. Each of the balance sheets (including the related notes) included in the Company SEC Reports fairly presents the consolidated financial position of Aros and its subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and the changes in financial position of Aros and its subsidiaries for the respective fiscal years, except, in the case of interim financial statements, for year-end audit adjustments, consisting only of normal year end adjustments as permitted by Form 10-Q. Each of the financial statements (including the related notes) included in the Company SEC Reports has been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise noted therein.

        SECTION 3.14. ABSENCE OF CERTAIN CHANGES; CONDUCT OF BUSINESS. Except as set forth in the Company SEC Reports, since March 31, 2002, neither Aros nor any of its subsidiaries has suffered any adverse changes in its business, operations or financial condition which are material to Aros and its subsidiaries taken as a whole (other than changes generally affecting the industries in which Aros operates, including changes due to actual or proposed changes in law or regulation, or changes relating to the transactions contemplated by this Agreement, including the change in control contemplated hereby) or entered into any transaction, or conducted its business or operations, other than in the ordinary and usual course of business and consistent with past practice and other than in connection with the Aros' exploration of alternatives leading to the execution of this Agreement.

        SECTION 3.15. NO UNDISCLOSED LIABILITIES. Except as and to the extent set forth in the Company SEC Reports, neither Aros nor any of its subsidiaries (including Acquisition Sub) had at March 31, 2002 any liabilities not reflected on a consolidated balance sheet of Aros and its subsidiaries. Except as and to the extent set forth in such Company SEC Reports, since March 31, 2002, neither Aros nor any of its subsidiaries (including Acquisition Sub) has incurred any liabilities material to their respective business, operations or financial condition, except liabilities incurred in the ordinary and usual course of business and consistent with past practice and liabilities incurred in connection with this Agreement.

        SECTION 3.16. LITIGATION. Except as disclosed in the Company SEC Reports or in Schedule 3.16, there is no action, suit, proceeding, review or investigation pending or, to the knowledge of Aros, threatened involving Aros or any of its subsidiaries, at law or in equity, or before any Governmental Entity, which in the aggregate are reasonably likely to have an Aros Material Adverse Effect. Neither Aros nor Acquisition Sub is in material default with respect to any order, writ, injunction or decree known to or served upon them. Except as set forth on Schedule 3.16, there is no pending action or suit brought by either Aros or Acquisition Sub against others.

        SECTION 3.17. PERMITS; COMPLIANCE WITH LAW. Aros and its subsidiaries hold all permits, licenses, certificates, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective business (the "Aros Permits"), except for failures to hold such Aros Permits which would not, individually or in the aggregate, have an Aros Material Averse Effect. Aros and its subsidiaries are in compliance with the terms of the Aros Permits, except where the failure so to comply would not have an Aros Material Adverse Effect. The businesses of Aros and its subsidiaries have complied with, and are not being conducted in violation of any, applicable law, ordinance, rule, regulation, decree or order of any Governmental Entity, except for violations which individually or in the aggregate are not likely to have an Aros Material Adverse Effect.

        SECTION 3.18. INTELLECTUAL PROPERTY. No claim is pending or, to the knowledge of Aros, threatened, to the effect that the present or past operations of Aros or any subsidiary of Aros infringe upon or conflict with the rights of others with respect to any intellectual property (including, without limitation, patents, patent rights, patent applications, trademarks, trademark applications, trade names, copyrights, drawings, trade secrets, know-how and computer software) necessary to permit Aros and its subsidiaries to conduct their businesses as now operated (the "Intellectual Property") and no claim is pending or threatened to the effect that any of the Intellectual Property is invalid or unenforceable. No contract, agreement or understanding with any party exists which would impede or prevent the continued use by Aros and its subsidiaries of the entire right, title and interest of Aros and its subsidiaries in and to the Intellectual Property.

        SECTION 3.19. OWNERSHIP OF ACQUISITION SUB; NO PRIOR ACTIVITIES.

                (a) Acquisition Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and Acquisition Sub has not taken any actions or transacted any business other than in connection with its corporate organization.

                (b) As of the Effective Time, all of the outstanding capital stock of Acquisition Sub will be owned directly by Aros. As of the Effective Time, there will be no options, warrants or other rights (including registration rights), agreements, arrangements or commitments to which Acquisition Sub is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, Acquisition Sub, or obligating Acquisition Sub to grant, issue or sell any shares of the capital stock of, or other equity interests in, Acquisition Sub, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of Acquisition Sub to repurchase, redeem or otherwise acquire any shares of the capital stock of Acquisition Sub.

                (c) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Acquisition Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

        SECTION 3.20. RIGHTS AGREEMENT. The Board of Directors of Aros has amended its Rights Agreement dated May 6, 1997 with First Chicago Trust Company of New York, as Rights Agent (the "Aros Rights Agreement") to exclude its applicability in any respect to the transactions contemplated hereby.

        SECTION 3.21. BROKERS. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

                           COVENANTS OF AROS AND REGEN

        SECTION 4.01. REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties will use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, as promptly as practicable, all things necessary or advisable under applicable laws and regulations to ensure that the conditions set forth in Article V are satisfied, to obtain any waivers, consents and approvals required and to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party will take all such action.

        SECTION 4.02. REGEN SHAREHOLDER MEETING.

                (a) Promptly following the date hereof, ReGen will take all action necessary in accordance with the DGCL and its certificate of incorporation and bylaws to call, give notice of and hold a meeting of its shareholders, or cause its shareholders to adopt by written consent, in accordance with the DGCL, to consider and vote upon the approval and adoption of this Agreement and the Merger and for such other purposes as may be necessary or desirable in connection therewith.

                (b) The Board of Directors of ReGen will recommend that the shareholders of ReGen vote to approve the Merger and adopt this Agreement and approve any other matters to be submitted to shareholders in connection therewith.

        SECTION 4.03. CONSENTS. Each of the parties will use its reasonable best efforts to obtain as promptly as practicable all consents, waivers, approvals, authorizations or permits of any Governmental Entity or any other Person required in connection with the consummation of the transactions contemplated by this Agreement.

        SECTION 4.04. PUBLIC ANNOUNCEMENTS. Neither Aros nor ReGen will issue any press release or make any other public announcement concerning this Agreement, the Merger or the transactions contemplated hereby without the prior consent of the other, except that either party may make such public disclosure that it believes in good faith to be required by law (in which event such party will notify the other party prior to making such disclosure).

        SECTION 4.05. NOTIFICATION OF CERTAIN MATTERS. Aros and ReGen promptly will notify the other of: (a) the occurrence or non-occurrence of any fact or event that would be reasonably likely to cause any (i) representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (ii) material covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects; and (b) any failure of ReGen, Aros or Acquisition Sub to comply with or satisfy in any material respect any covenant, condition or agreement contained in this Agreement.

        SECTION 4.06. ACCESS TO INFORMATION. From the date hereof until the Effective Time, Aros and ReGen will, and Aros will cause Acquisition Sub to: (a) give the other party and its counsel, financial advisors, auditors and other authorized representatives reasonable access upon advance notice during normal business hours to the offices, properties, books and records of such party and its subsidiaries as the other party reasonably may request, and furnish the other party with such financial and operating data and other information as the other party reasonably may request; and (b) instruct such parties' employees, counsel and financial advisors to cooperate with the other party in their investigation of the business of such party.

        SECTION 4.07. CONDUCT OF BUSINESS. From the date hereof until the Effective Time, except for the actions in connection with this Agreement and the transactions contemplated hereby or otherwise disclosed in the schedules attached hereto, or required in connection with the Bridge Loan Conversion (as defined in Section 5.02(d) herein) or in the Preferred Stock Financing (as defined in Section 5.02(e) herein):

                (a) ReGen shall carry on its business in the usual, regular and ordinary course, consistent with past practice, and use its commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with them.

                (b) ReGen will endeavor to (i) maintain its corporate existence and good standing in its state of incorporation; (ii) keep and maintain in good condition, repair and working order all buildings, offices, stores and other structures and all machinery, tools, equipment, fixtures and other property and observe and conform to all material terms and conditions upon or under which any of its properties is held; and (iii) continue and maintain in full force and effect all insurance now maintained and promptly proceed with the repair, restoration or replacement of any asset or property damaged or destroyed by fire or other casualty after the date hereof, whether insured or uninsured, subject to the rights, if any, of the lessors or mortgagees thereof.

                (c) Neither ReGen nor Aros shall, nor shall either propose to,
(i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) repurchase, redeem or otherwise acquire any of its securities.

                (d) Neither Aros nor ReGen shall authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights), except as required pursuant to the agreements and instruments outstanding on the date hereof and disclosed in the schedules attached hereto, or amend in any material respect any of the terms of any such securities or agreements outstanding on the date hereof, other than the issuance of shares of Aros and ReGen, as the case may be, upon the exercise of stock options pursuant to stock option plans and set forth on a schedule hereto and upon the exercise or conversion of other options, warrants or rights, in each case outstanding on the date of this Agreement and in accordance with their present terms, or except as required to permit the assumption of the ReGen Options and Warrants and ReGen Option Plans as contemplated by this Agreement.

                (e) ReGen shall not amend or propose to amend its certificate of incorporation or bylaws.

                (f) Neither ReGen nor Aros shall acquire, sell, lease, encumber, transfer or dispose of any assets outside the ordinary course of business, consistent with past practice, or any assets which are material to ReGen or Aros, as applicable, or enter into any commitment or transaction outside the ordinary course of business, consistent with past practice, except in all cases (i) pursuant to obligations in effect on the date hereof; and (ii) with respect to Aros, as such actions are required by the fiduciary duty of the Aros directors.

                (g) Neither ReGen nor Aros shall incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness, or issue or sell any debt securities or warrants or rights to acquire any debt securities, or guarantee (or become liable for) any debt of others or make any loans, advances or capital contributions or mortgage, pledge or otherwise encumber any material assets or create or suffer any material lien thereupon other than in each case in the ordinary course of business consistent with prior practice.

                (h) Neither ReGen nor Aros shall pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms of liabilities incurred prior to the date hereof, or incurred after the date hereof in the ordinary course of business consistent with past practice.

                (i) Neither ReGen nor Aros shall change any of the accounting principles or practices used by it (except as required by GAAP).

                (j) Neither ReGen nor Aros shall agree to take any of the foregoing actions from which it is prohibited or take or agree to take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger set forth in Article V not being satisfied except pursuant to obligations in effect on the date hereof.

        SECTION 4.08. TAX-FREE REORGANIZATION.

                (a) Prior to the Effective Time, each party will use its best efforts to cause the Merger to qualify as a reorganization within the meaning of
Section 368 of the Code, and will not take any action reasonably likely to cause the Merger not to qualify as such reorganization.

                (b) Pursuant to the foregoing, each party agrees to make such commercially reasonable additions or modifications to the terms of this Agreement as may be reasonably necessary to permit the Merger to so qualify.

                (c) No party hereto knows of any reason that the transaction may not qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither Aros nor Acquisition Subsidiary has any present plan or intention to take any action after the Merger that would cause the Merger to fail to so qualify.

                (d) Aros intends to, or intends to cause one or more members of Aros's "qualified group" (within the meaning of Treas. Reg. Section 1.368-1(d)(4)(ii)), to continue a significant line of the "historic business" of ReGen or to use a significant portion of ReGen's "historic business assets" in a business (as such terms are defined in Treas. Reg. Section 1.368-1(d)) following the Merger.

                (e) Aros has no plan or intention to cause the ReGen to issue additional shares of stock after the Merger or take any other action that would result in Aros losing "control" (as defined in Section 368(c) of the Code) of ReGen.

                (f) Except for transfers to controlled corporations described in Treas. Reg. Section 1.368-2(k)(2), Aros has no plan or intention to: (i) liquidate ReGen or distribute all or substantially all of its assets to Aros;
(ii) merge ReGen with or into another corporation including Aros or its affiliates; (iii) sell, distribute or otherwise dispose of any of the stock of ReGen; or (iv) cause ReGen to sell or otherwise dispose of any of its assets or of any assets acquired from Acquisition Sub, except for dispositions made in the ordinary course of business or for payment of expenses incurred by ReGen pursuant to the Merger.

                (g) The parties hereto agree that, unless otherwise required by law, they (i) will report in their respective federal income tax returns for the taxable period including the Closing Date that the Merger qualified as a reorganization under Section 368(a) of the Code, (ii) will not take any tax reporting position inconsistent with the characterization of the Merger as a reorganization within the meaning of Section 368(a) of the Code; and (iii) will properly file with their federal income tax returns all information required by Treas. Reg. Section 1.368-3.

        SECTION 4.09. NO SOLICITATION. For a period of thirty (30) days commencing on the date hereof, neither ReGen nor Aros nor any of their respective subsidiaries, affiliates, officers, directors, representatives or agents shall, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information) any Person concerning any merger, sale of substantial assets outside the ordinary course of business, sale of shares of capital stock or similar transaction involving such company or any of its subsidiaries or divisions (other than the transactions contemplated by this Agreement), or (ii) enter into any agreement or understanding or conduct any discussions, negotiations or other activity incident to, or with a view toward, any of the foregoing; provided, that either party may participate in negotiations with or furnish information to a third party if the Board of Directors of such company believes, after consultation with its outside counsel, that the failure to do so would be a breach of its fiduciary duty under applicable law. In such event ReGen or Aros, as the case may be, shall promptly advise the other party of the existence of any such inquiries or proposals and the terms thereof.

        SECTION 4.10. AROS SHAREHOLDER MEETING.

                (a) Promptly following the Effective Time, Aros will take all action necessary in accordance with the DGCL, the Exchange Act, and its certificate of incorporation and bylaws to call, give notice of and hold a meeting of its shareholders in accordance with the DGCL to consider and vote upon those certain matters set forth in the Stockholders Agreement.

               (b) Following the Effective Time, the Board of Directors of Aros will (i) recommend that the stockholders of Aros vote to approve the actions contemplated by the Stockholders Agreement referred to above and any other matters to be submitted to stockholders in connection therewith, and
(ii) appoint to the Board of Directors of the Surviving Corporation those individuals set forth in, and in accordance with, the Stockholders Agreement.

               (c) Promptly following the amendment to the Aros certificate of incorporation contemplated by the Stockholders Agreement, the Board of Directors of Aros will effect the conversion of the Aros Series B Stock into Aros Common Stock in accordance with the terms of such Aros Series B Stock and reserve for issuance the appropriate number of shares of Aros Common Stock issuable upon exercise of the ReGen Options and Warrants assumed by Aros and upon conversion of the Aros Series A Stock.

       SECTION 4.11. AROS REGISTRATION STATEMENTS. Aros will take all action necessary pursuant to the terms and conditions set forth in the Registration Rights Agreement to register certain shares of Aros capital stock as set forth in such Registration Rights Agreement.

       SECTION 4.12.  RESTRICTIONS ON TRANSFER; LEGENDS.


               (a) At the Effective Time, none of the shares of Aros Issuable Stock, the ReGen Options and Warrants nor the Aros Common Stock issuable upon conversion of any of the Aros Issuable Stock or exercise of the ReGen Options and Warrants (collectively, the "Restricted Securities"), nor the offer and sale thereof, will have been registered under the Securities Act or the securities laws of any state. None of the Restricted Securities may be sold, offered for sale or transferred in any manner for an indefinite period of time unless and until (i) a registration statement with respect thereto is in effect under the Securities Act and applicable state laws, or (ii) it has been established to the reasonable satisfaction of Aros and its counsel that the proposed transaction is exempt from registration under the Securities Act and applicable state laws or that registration under the Securities Act and applicable state laws is not required.

               (b) It is understood that each certificate representing the Restricted Securities shall bear the following legends:



        "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR SAID LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

        "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT AND PROXY WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT AND PROXY. A COPY OF SUCH STOCKHOLDERS AGREEMENT AND PROXY WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

       SECTION 4.13. EXEMPTION FROM FEDERAL REGISTRATION; BLUE SKY COMPLIANCE. Aros and ReGen will use commercially reasonable efforts to cause the Aros Issuable Stock to be issued in a transaction exempt from registration under the Securities Act, pursuant to a private placement transaction exempt from registration under the Securities Act by reason of the safe harbor provided by Rule 506 of Regulation D promulgated under the Securities Act (the "Private Placement Exemption"); provided, that ReGen shall take all commercially reasonable actions within its legal power to ensure compliance with the Private Placement Exemption, including without limitation, the delivery of executed stockholder investment certificates substantially in the form attached as Exhibit G attached hereto. Aros and ReGen will use commercially reasonable efforts to cause the issuance of Aros Issuable Stock and assumption of the ReGen Option and Warrants under this Agreement to be made in compliance with any applicable blue sky laws.

       SECTION 4.14. INFORMATION STATEMENT; REGEN STOCKHOLDER APPROVAL. As soon as practicable after the execution of this Agreement, ReGen shall prepare, with the cooperation of Aros, an information statement for ReGen stockholders to approve this Agreement, the certificate of merger contemplated hereby and the transactions contemplated hereby and thereby (the "Information Statement"). The Information Statement shall include a disclosure document for the offer and issuance of the shares of Aros Issuable Stock to be received by the holders of ReGen Exchangeable Stock in the Merger. Aros and ReGen shall each use commercially reasonable efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of Aros and ReGen agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. ReGen will promptly advise Aros, and Aros will promptly advise ReGen, in writing if at any time prior to the Effective Time either ReGen or Aros shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the recommendation of the Board of Directors of ReGen that ReGen stockholders approve the Merger and this Agreement and the conclusion of the Board of

Directors that the terms and conditions of the Merger are fair and advisable to and in the best interests of the ReGen stockholders. Anything to the contrary contained in this Agreement notwithstanding, ReGen shall not include in the Information Statement any information with respect to Aros or its affiliates or associates, the form and content of which information shall not have been approved by Aros prior to such inclusion, which approval shall not be unreasonably withheld.

       SECTION 4.15.  OPTION ASSUMPTION AND CONVERSION


               (a) Each ReGen Option assumed by Aros under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the ReGen Option Plans and option agreements thereunder immediately prior to the Effective Time, except that each such ReGen Option to acquire ReGen Common Stock shall be exercisable for that number of shares of Aros Common Stock equal to the product of the number of shares of ReGen Common Stock that were purchasable under such ReGen Option immediately prior to the Effective Time, multiplied by 2.7495, and rounded down to the nearest whole number of shares of Aros Common Stock. The per share exercise price for shares of Aros Common Stock issuable upon exercise of such assumed ReGen Options shall be equal to the quotient determined by dividing the exercise price per share of ReGen Common Stock at which such ReGen Option was exercisable immediately prior to the Effective Time by 2.7495, and rounding the resulting exercise price up to the nearest whole cent.

               (b) The ReGen Common Warrants assumed by Aros pursuant to this Agreement shall continue to be subject to the certificates, agreements or other instruments pursuant to which such ReGen Common Warrants were granted, as in effect immediately prior to the Effective Time (as amended as contemplated by this Agreement), and no new certificates, agreements or other instruments in respect of such ReGen warrants shall be issued by Aros except as otherwise expressly specified in this Agreement; provided, however that after assumption, the ReGen Common Warrants shall give the holder thereof the right to purchase the number of shares of Aros Common Stock that is equal to the product of the number of shares of ReGen Common Stock that were purchasable under such ReGen Common Warrants immediately prior to the Effective Time, multiplied by 2.7495. The per share exercise price for shares of Aros Common Stock issuable upon exercise of assumed ReGen Common Warrants shall be equal to the quotient determined by dividing the exercise price per share of ReGen Common Stock at which each such ReGen Common Warrant was exercisable immediately prior to the Effective Time by 2.7495, and rounding the resulting exercise price to the nearest whole cent.

               (c) The ReGen Series C Warrants assumed by Aros pursuant to this Agreement shall continue to be subject to the certificates, agreements or other instruments pursuant to which such ReGen Series C Warrants were granted, as in effect immediately prior to the Effective Time (as amended as contemplated by this Agreement), and no new certificates, agreements or other instruments in respect of such ReGen warrants shall be issued by Aros except as otherwise expressly specified in this Agreement; provided, however that after assumption, each right to purchase a single share of ReGen Series C Stock held by the holder of a ReGen Series C Warrant immediately prior to the Effective Time shall be converted into the right to purchase 0.0663 shares of Aros Common Stock and 2.6832 shares of Aros Series B Stock, with an exercise price equal to the quotient determined by dividing the exercise price per share of ReGen Series C Stock at which such ReGen Series C Warrant was exercisable immediately prior to the Effective Time by 2.7495, and rounding the resulting exercise price to the nearest whole cent.



       SECTION 4.16. AROS STOCK OPTIONS AVAILABLE FOR ISSUANCE. Aros and ReGen agree that following the Effective Time, Aros shall take all action necessary or desirable to increase the authorized number of shares of Aros Common Stock issuable upon exercise of stock options issued under the Aros Option Plans by 3,000,000 shares (as so increased, the "Available Amount"). Aros and ReGen further agree that neither party will grant options to purchase shares of Aros Common Stock in excess of the Available Amount until the earlier of one year from the Effective Time or the date on which Aros consummates an equity financing in which it raises at least $5,000,000; provided, however, that if the Aros Board of Directors unanimously approves and consents to grant option(s) in excess of such amount, the prohibition against grant contained in this Section 4.16 shall not apply.

                                  ARTICLE V
                           CONDITIONS TO THE MERGER

        SECTION 5.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The respective obligations of the parties to consummate the Merger are subject to the satisfaction (or waiver in accordance with Section 7.04 hereof), at or prior to the Effective Time, of each of the following conditions:

               (a) The shareholders of ReGen shall have approved and adopted this Agreement and the Merger pursuant to the requirements of ReGen's certificate of incorporation and by-laws and the DGCL;

               (b) The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity entered after the parties have used their reasonable best efforts to prevent such entry. There shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity that prevents the consummation of the Merger;

               (c) Aros and the stockholders of ReGen shall have executed a registration rights agreement relating to the registration of the Aros Common Stock included in the Aros Issuable Stock, the Aros Common Stock issuable upon conversion of the Aros Issuable Stock and the Aros Common Stock issuable upon exercise of the ReGen Options and Warrants substantially in the form attached hereto as Exhibit E (the "Registration Rights Agreement");

               (d) Stockholders of ReGen holding at least a majority of shares of ReGen capital stock shall have executed a stockholders agreement and proxy relating to the election of directors to the boards of Aros and Acquisition Sub and certain other matters, substantially in the form attached hereto as Exhibit F (the "Stockholders Agreement"); and


               (e) Aros and ReGen shall have received evidence, in form and substance reasonably satisfactory to them, that fewer than ten percent (10%) of the shares of ReGen Exchangeable Stock are Dissenting Shares of ReGen.

       SECTION 5.02. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF AROS AND ACQUISITION SUB. The obligations of Aros and Acquisition Sub to consummate the Merger are subject to the satisfaction (or waiver in accordance with Section
7.04 hereof), at or prior to the Effective Time, of each of the following further conditions:


       (a) Each of the representations and warranties of ReGen contained in this Agreement shall have been true and correct in all material respects when made and on and as of the Closing Date as if made on and as of such date. Aros shall have received a certificate to such effect executed by an executive officer of ReGen;


       (b) ReGen shall have performed and complied in all material respects with all agreements and covenants required to be performed and complied with by it under this Agreement on or prior to the Closing Date. Aros shall have received a certificate to such effect executed by an executive officer of ReGen;


       (c) All consents, waivers, approvals and authorizations required to be obtained from any Governmental Entity prior to the consummation of the transactions contemplated hereby shall have been obtained;


       (d) The outstanding bridge loans of ReGen in the aggregate principal amount of $2,664,722 plus accrued and unpaid interest thereon of up to approximately $195,883 shall have converted into up to 2,321,731 shares of ReGen Series G Stock based on a price of $1.2321 per share and warrants to purchase up to 784,829 shares of ReGen Common Stock at a price of $1.2321 per share (the "Bridge Loan Conversion");


       (e) After the date hereof ReGen shall have consummated a private placement of ReGen Series G Stock in which it raised a minimum of $4 million and a maximum of $4.5 million (the "Preferred Stock Financing");


       (f)     At the Closing, ReGen shall have furnished Aros with copies of
(i) resolutions duly adopted by the Board of Directors of ReGen approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable ReGen to comply with the terms of this Agreement, and (ii) the resolution duly adopted by the holders of ReGen

Exchangeable Stock approving and adopting this Agreement and the Merger, such resolutions to be certified by the Secretary or Assistant Secretary of ReGen;


       (g) At the Closing, ReGen shall have furnished Aros with an opinion, dated the Closing Date, of counsel to ReGen, in form and substance reasonably satisfactory to Aros and its counsel, to the effect that:

                      (i) ReGen is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

                      (ii) ReGen has the corporate power to carry on its businesses as they are being conducted on the Closing Date;

                      (iii) Based solely upon a review of the minute books of ReGen and a certificate of an authorized officer of the company, immediately prior to the Effective Time, the authorized capital stock of ReGen will consist of 19,200,000 shares of ReGen Common Stock, of which 2,529,973 are issued and outstanding, 725,000 shares of ReGen Series A Stock, all of which are issued and outstanding, 1,226,338 shares of ReGen Series B Stock, all of which are issued and outstanding, 1,635,000 shares of ReGen Series C Stock, 550,552 shares of which are issued and outstanding, 1,191,321 shares of ReGen Series D Stock, all of which are issued and outstanding, 335,314 shares of ReGen Series E Stock, all of which are issued and outstanding, 1,000,000 shares of ReGen Series F Stock, of which 453,310 shares are issued and outstanding, and 6,400,000 of ReGen Series G Stock, of which there will be issued and outstanding a minimum of 5,568,220 and a maximum of 5,974,032 shares, of on the date hereof;

                      (iv) ReGen has taken all required corporate action to approve and adopt this Agreement and this Agreement is a valid and binding obligation of ReGen enforceable against ReGen in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                      (v) The execution and delivery of this Agreement by ReGen do not, and the consummation of the transactions contemplated by this Agreement by ReGen will not, constitute a breach or violation of, or a default under, the certificate of incorporation or bylaws of ReGen; and

                      (vi) All filings required to be made by ReGen prior to the Effective Time with, and all consents, approvals, permits or authorizations required to be obtained by ReGen prior to the Effective Time from, governmental and regulatory authorities of the United States and the State of Delaware in connection with the execution and delivery of this Agreement by ReGen and the consummation of the transactions contemplated by this Agreement by ReGen, have been so made or obtained, as the case may be.

       (h) From the date of this Agreement through the Closing Date, ReGen shall not have suffered any adverse changes in its business, operations or financial condition which causes, or is likely to cause, a monetary loss to ReGen individually or in the aggregate of more than $500,000 (other than changes generally affecting the industries in which ReGen operates, including changes due to actual or proposed changes in law or regulation).

       SECTION 5.03. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF REGEN. The obligation of ReGen to consummate the Merger is subject to the satisfaction (or waiver in accordance with Section 7.04 hereof), at or prior to the Effective Time, of each of the following further conditions:


       (a) Each of the representations and warranties of Aros and Acquisition Sub contained in this Agreement shall have been true and correct in all material respects when made and on and as of the Closing Date as if made on and as of such date. ReGen shall have received a certificate to such effect executed by an authorized individual;


       (b) Each of Aros and Acquisition Sub shall have performed and complied in all material respects with all agreements and covenants required to be performed and complied with by it under this Agreement on or prior to the Closing Date. ReGen shall have received a certificate to such effect executed by an authorized individual;


       (c) All consents, waivers, approvals and authorizations required to be obtained from any Governmental Entity prior to the consummation of the transactions contemplated hereby shall have been obtained;


       (d)     At the Closing, Aros shall have furnished ReGen with copies of
(i) resolutions duly adopted by the Board of Directors of Aros approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable Aros to comply with the terms of this Agreement, and (ii) resolutions duly adopted by Aros, as the sole stockholder of Acquisition Sub, approving and adopting this Agreement and the Merger, such resolutions to be certified by the Secretary or Assistant Secretary of Aros;


       (e) Aros shall have designated the Aros Series A Stock in accordance with the certificate of designations substantially in the form of Exhibit B attached hereto and the Aros Series B Stock in accordance with the certificate of designations substantially in the form of Exhibit A attached hereto;


       (f) At the Closing, Aros shall have furnished ReGen with an opinion, dated the Closing Date, of counsel to Aros, in form and substance satisfactory to ReGen and its counsel, to the effect that:

                      (i) Each of Aros and Acquisition Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

                      (ii) Based solely upon the SEC Reports, and a review of the minute book of Acquisition Sub and a certificate of an authorized officer of each company, (a) (1) the authorized capital stock of Aros consists of 30,000,000 shares of Aros Common Stock, of which 8,966,966 shares are issued and outstanding, and 30,000,000 shares of Aros Preferred Stock, of which 30,000 shares of Aros Preferred Stock are designated as Series A Junior Participating Preferred Stock, par value $.01 per share, and 29,970,000 shares are not designated, and no shares of Aros Preferred Stock are issued and outstanding on the date hereof, and (2) the authorized capital stock of Acquisition Sub consists of 3,000 shares of common stock, $0.01 par value, of which 1,000 shares are issued and outstanding on the date hereof, validly issued and outstanding, and fully paid and nonassessable, and (b) the Aros Issuable Stock to be issued in connection with the Merger has been duly authorized for issuance by Aros and, when a certificate or certificates therefore are issued and delivered in accordance with the terms of the this Agreement and the certificate of incorporation and bylaws of Aros, will be validly issued, fully paid and nonassessable. To such counsel's knowledge, between the date hereof and the Closing Date, no additional shares of capital stock have been issued and none of such issued and outstanding shares were issued in violation of any preemptive rights of shareholders of Acquisition Sub;

                      (iii) Each of Aros and Acquisition Sub has taken all required corporate action to approve and adopt this Agreement and this Agreement is a valid and binding obligation of each of Aros and Acquisition Sub enforceable against each of them in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

                      (iv) The execution and delivery of this Agreement by each of Aros and Acquisition Sub does not, and the consummation of the transactions contemplated by this Agreement by each of Aros and Acquisition Sub will not, constitute a breach or violation of, or a default under, the certificate of incorporation or bylaws of either Aros or Acquisition Sub.


       (g) All necessary action shall have been taken such that, at the Effective Time, the Board of Directors of Aros and the Surviving Corporation shall consist of the individuals listed in Section 1.08 herein; and


       (h) At the Closing, the sum of Aros' cash, cash equivalents and accounts and notes receivable less liabilities (excluding legal fees and expenses incurred in connection with the transactions contemplated hereby) shall be equal to or greater than $2,850,000.

                                  ARTICLE VI
                                 TERMINATION

       SECTION 6.01. TERMINATION.   This Agreement may be terminated and the
Merger may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of ReGen:

               (a)    by mutual written agreement of ReGen and Aros;

               (b) by either ReGen or Aros, if the Merger has not been consummated by June 30, 2002; provided, that the right to terminate this Agreement pursuant to this Section 6.01(b) will not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;

               (c) by either ReGen or Aros, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the parties from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

               (d) by Aros, upon a material breach of any representation, warranty, covenant or agreement of ReGen, or if any representation or warranty of ReGen shall become untrue in any material respect; and

               (e) by ReGen, upon a material breach of any representation, warranty, covenant or agreement of Aros or Acquisition Sub, or if any representation or warranty of Aros or Acquisition Sub shall become untrue in any material respect.

               The party desiring to terminate this Agreement pursuant to this
Section 6.01 shall give notice of such termination to the other party.

       SECTION 6.02. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 6.01, this Agreement will become void and of no effect with no liability on the part of any party hereto or its respective directors, officers or shareholders, except that the agreements contained in Section 6.03 will survive the termination hereof. Nothing herein shall relieve any party from liability for any breach of this Agreement.

       SECTION 6.03. FEES AND EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such expenses.

                                 ARTICLE VII
                                MISCELLANEOUS

       SECTION 7.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by registered or certified mail (postage prepaid, return receipt requested), by overnight courier, or by facsimile or electronic transmission to the respective parties as follows:

                If to Aros or Acquisition Sub, to:

                Aros Corporation
                1290 Bay Dale Drive, PMB 351
                Arnold, Maryland 21012
                Attention:  Chief Executive Officer
                Facsimile: (410) 349- 2453

                with a copy to:

                Dreier & Baritz LLP
                499 Park Avenue
                New York, New York 10022
                Attention: Valerie A. Price, Esq.
                Facsimile: (212) 652-3701

                If to ReGen, to:

                ReGen Biologics, Inc.
                509 Commerce Street
                East Wing
                Franklin Lakes, NJ 07417
                Attention:  Chief Executive Officer
                Facsimile: (201) 651-5141

                with a copy to:

                Shaw Pittman LLP
                1650 Tysons Boulevard
                McLean, VA 22102
                Attn: Greg Giammittorio, Esq.
                Facsimile: (703) 770 - 7901
or such other address or facsimile number as such party may specify for the purpose by written notice to the other parties hereto. Each such notice, request or other communication will be effective: (a) if delivered in person, when such delivery is made at the address specified in this Section 7.01; (b) if delivered by mail, three (3) Business Days after mailing; (c) if delivered by overnight courier, the next Business Day after such delivery is sent to the address specified in this Section 7.01; or (d) if delivered by facsimile or electronic transmission, when such facsimile or electronic transmission is transmitted to the facsimile number or e-mail address, as applicable, specified in this Section 7.01 or otherwise by the parties, and the appropriate confirmation is received; provided, that in the event a notice or other communication is sent pursuant to subsection (d), delivery via facsimile or electronic transmission shall be followed by delivery of the original, if applicable.

       SECTION 7.02. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto will survive for the period from the Effective Time until ten (10) days following the date on which the Form 10-K for Aros for the fiscal year ended December 31, 2002 shall have been filed with the SEC. This Section 7.02 will not limit any covenant or agreement of the parties which by its terms contemplates performance or application after the Effective Time, including, but not limited to, the representations, warranties and covenants contained in Section 6.03.

       SECTION 7.03. AMENDMENT. This Agreement may be amended by ReGen and Aros at any time before or after any approval of this Agreement by the shareholders of ReGen. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

       SECTION 7.04. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may: (a) extend the time for the performance of any of the obligations or other acts of any other party; (b) waive any inaccuracies in the representations and warranties contained herein by any other party or in any document, certificate or writing delivered pursuant hereto by any other party; or (c) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.

       SECTION 7.05. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties.

       SECTION 7.06. GOVERNING LAW. This Agreement will be construed in accordance with and governed by the law of the State of Delaware applicable to agreements entered into and to be performed wholly within such State.

       SECTION 7.07. JURISDICTION. Each of the parties: (a) consents to submit itself to the personal jurisdiction of any federal or state court located in the State of New York in the event any dispute arises out of this Agreement or the Merger; (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (c) agrees that it will not bring any action relating to this Agreement or the Merger in any court other than a federal or state court sitting in the State of New York.

       SECTION 7.08. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party shall have received counterparts hereof signed by all of the other parties.

       SECTION 7.09. ENTIRE AGREEMENT. This Agreement and the other agreements (together with all exhibits, schedules and other documents delivered pursuant thereto) referred to herein or executed contemporaneously herewith constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party.

       SECTION 7.10. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       SECTION 7.11. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

       SECTION 7.12. CERTAIN DEFINITIONS. For purposes of this Agreement, the term: (a) "Business Day" shall mean any day other than a day on which banks in the State of New York are authorized or obligated to be closed; and (b) "Person" means an individual, corporation, limited liability company, joint stock company, partnership (general, limited or otherwise), association, trust, unincorporated organization or other legal entity or group.

               IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed by its respective authorized officer as of the day and year first above written.


                   AROS CORPORATION


                   By:  /s/ William R. Lewis
                       ------------------------------------
                       Name:  William R. Lewis
                       Title: Special Committee Member


                   By:  /s/ Alan W. Baldwin
                       ------------------------------------
                       Name:  Alan W. Baldwin
                       Title: Special Committee Member





                   AROS ACQUISITION CORP.


                   By: /s/ Alan W. Baldwin
                       ------------------------------------
                       Name:  Alan W. Baldwin
                       Title:  President





                   REGEN BIOLOGICS, INC.


                   By:  /s/ Gerald E. Bisbee, Jr.
                       ------------------------------------
                       Name:  Gerald E. Bisbee, Jr., Ph.D.
                       Title: President, Chief Executive Officer and Chairman

                                                                     EXHIBIT A

          Form of Certificate of Designations of Aros Series B Stock
          ----------------------------------------------------------

                                                                     EXHIBIT B

          Form of Certificate of Designations of Aros Series A Stock
          ----------------------------------------------------------

                                                                     EXHIBIT C

           Form of Certificate of Incorporation of Acquisition Sub
           -------------------------------------------------------

                                                                     EXHIBIT D

                      Form of Bylaws of Acquisition Sub
                      ---------------------------------

                                                                     EXHIBIT E

                    Form of Registration Rights Agreement
                    -------------------------------------

                                                                     EXHIBIT F

                        Form of Stockholders Agreement
                        ------------------------------

                                                                     EXHIBIT G

                        Form of Investment Certificate
                        ------------------------------